Exhibit 1.1

E*TRADE FINANCIAL CORPORATION

$150,000,000
Common Stock

($0.01 par value per share)

DISTRIBUTION AGREEMENT

September 14, 2009

Sandler O'Neill & Partners, L.P.
919 Third Avenue
6th Floor
New York, NY 10022

Ladies and Gentlemen:

E*TRADE Financial Corporation, a Delaware corporation (the “Company”), confirms its agreement with Sandler O’Neill & Partners, L.P., as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“Sandler”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below (this “Agreement”), of shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $150,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement.  The Shares are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-158636) for the registration of the Shares under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”); and such registration statement sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business.  As used herein, “Registration Statement” means such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to Sandler, including (1) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the effective time.  “Basic Prospectus” means the prospectus dated April 17, 2009, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to Sandler in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement pre-

pared in accordance with the provisions of Sections 4(b) or 4(g) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectuses” has the meaning set forth in Section 3(b).  Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

1.           Issuance and Sale.  The Company and Sandler agree as follows:

(a)
Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, on any Exchange Business Day (as defined below) selected by the Company, the Company and Sandler shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by Sandler and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”).  The Company may also offer to sell the Shares directly to Sandler, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”).  As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) the date on which the Gross Sales Price of Shares issued and sold pursuant to this Agreement and any Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8 (the “Termination Date”), (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange, and (iii) “Exchange” means the NASDAQ Global Select Market.

(b)
Subject to the terms and conditions set forth below, the Company appoints Sandler as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder.  Sandler shall use commercially reasonable efforts to sell such Shares and any such sales shall be made in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined in Section 2(a)).  Neither the Company nor Sandler shall have any obligation to enter into an Agency Transaction.  The Company shall be obligated to issue and sell through Sandler, and Sandler shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place

Shares issued by the Company only if and when a Transaction Notice related to such an Agency Transaction has been delivered by Sandler and accepted by the Company as provided in Section 2 below.

(c)
Sandler, as agent in any Agency Transaction, hereby agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (i) by means of ordinary brokers’ transactions that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Securities Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (ii) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and Sandler in writing.

(d)
Sandler shall confirm in writing to the Company the number of Shares sold on any Exchange Business Day, the related Gross Sales Price and, if Shares are to be sold in an Agency Transaction in an At the Market Offering, the related Net Sales Price (as defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e)
If the Company shall default on its obligation to deliver Shares to Sandler pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) hold Sandler harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to Sandler any fee to which it would otherwise be entitled in connection with such sale.

(f)
The Company acknowledges and agrees that (i) there can be no assurance that Sandler will be successful in selling the Shares, (ii) Sandler shall incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by Sandler to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) Sandler shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by Sandler and the Company in a Terms Agreement.

2.           Transaction Notices and Terms Agreements.

(a)
The Company may, from time to time during the Term, propose to Sandler that such parties enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days.  If Sandler agrees to the terms of such proposed Agency Transaction or if the Company and Sandler mutually agree to modified terms for such proposed Agency Transaction, then Sandler shall promptly send to the Company by the means set forth under Section 10 hereof a notice, substantially in the form of Exhibit B hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Agency Transaction.  If the Company wishes such proposed Agency Trans-

action to become a binding agreement between it and Sandler, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to Sandler or sending a written acceptance of such Transaction Notice to Sandler, in each case by the means set forth under Section 10 hereof. The terms reflected in a Transaction Notice shall become binding on Sandler and the Company only if accepted by the Company no later than the date and time specified in such Transaction Notice. Each Transaction Notice shall specify, among other things, the following:

(i)           the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)           the maximum number of Shares that the Company intends to sell (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s); provided that the number of Shares sold on each such Purchase Date shall be no more than 25% of the ADTV (as defined in Rule 10b-18 of the Exchange Act) in the Common Stock on the Exchange for the four calendar weeks preceding the week in which the date of delivery of the Transaction Notice occurs, or as otherwise agreed between the Company and Sandler and documented in the relevant Transaction Notice; and

(iii)           the lowest price, if any, at which the Company is willing to sell Shares on such Purchase Date(s) (each, a “Floor Price”).

The Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement.  In the event that more than one Transaction Notice with respect to any Purchase Date(s) is accepted by the Company, the latest executed Transaction Notice shall govern any sales of Shares for the relevant Purchase Date, except to the extent of any action occurring pursuant to a prior accepted Transaction Notice and prior to the acceptance of such latest Transaction Notice.  The Company or Sandler may, upon notice to the other party hereto by telephone (confirmed promptly by e-mail in “pdf” format or facsimile), suspend the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.  Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and Sandler shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

References herein to this Agreement shall, unless the context otherwise requires, include all Transaction Notices accepted by the Company.

(b)	Sandler’s commission shall be 2.00% of the actual sales price of the Shares (the “Gross Sales Price”) sold pursuant to this Agreement; provided, however, that such commission shall not apply when Sandler acts as principal, in which case such commission shall be set forth in the applicable Terms Agreement. The Gross Sales Price less Sandler’s commission is referred to herein at the “Net Sales Price.”

(c)
Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to the account specified in Schedule 2 hereto against delivery of such Shares to Sandler.  Such payment and delivery shall be made at or about 10:00 a.m. (New York city time) on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance) following each Purchase Date (each, an “Agency Settlement Date”).

(d)
If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and Sandler thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through Sandler, and Sandler shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date.

(e)	Under no circumstances shall the aggregate Gross Sales Price of the Shares sold pursuant to this Agreement and any Terms Agreement exceed the Maximum Amount.

(f)
If either party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement, any Transaction Notice or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.  On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, Sandler shall calculate the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by Sandler and the Company.

(g)	(i)
If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify Sandler of the proposed terms of the Principal Transaction.  If Sandler, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and Sandler shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)           The terms set forth in a Terms Agreement shall not be binding on the Company or Sandler unless and until the Company and Sandler have each executed such Terms Agreement accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(h)
Each sale of the Shares to Sandler in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, Sandler.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by Sandler.  The commitment of Sandler to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Any such Terms Agreement shall specify the number of the Shares to be purchased by Sandler pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with Sandler in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date” and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(i)
The Company shall provide Sandler with a copy of its policy on insider trading (“Insider Trading Policy”) and advise Sandler in writing of any material changes thereto.  Subject to the limitations set forth herein and as may be mutually agreed upon by the Company and Sandler, sales pursuant to this Agreement may not be requested by the Company and need not be made by Sandler during any “blackout period” under the Insider Trading Policy as in effect from time to time.  Notwithstanding the foregoing, without the prior written consent of each of the Company and Sandler, the Company shall not request the sale of any Shares that would be sold, and Sandler need not make any sale of Shares, during any period in which the Company is in possession of material non-public information.

3.           Representations, Warranties and Agreements of the Company.  The Company represents and warrants to, and agrees with, Sandler, on and as of (i) the date hereof, (ii) each date on which the Company accepts a Transaction Notice (the “Time of Acceptance”) or executes and delivers a Terms Agreement, (iii) each Time of Sale (as defined below), (iv) each Settlement Date and (v) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (v), a “Representation Date”), as follows:

(a)
The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date (other than the date hereof), in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date (other than the date hereof), the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement or omission in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning Sandler and furnished in writing by or on behalf of Sandler expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of Sandler’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b)
Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus.  The Company represents and agrees that, unless it obtains the prior consent of Sandler, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act).  Any such free writing prospectus relating to the Shares consented to by Sandler is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor Sandler is disqualified, by reason of Rule 164(f) or (g) under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.

(c)
The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)
The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and their results of operations, stockholders’ equity and cash flows for the periods specified, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The other historical financial and statistical information and data included in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus are, in all material respects, fairly presented.

(e)	Except in each case as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, since the date of the most re-

cent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries and there has not been a Material Adverse Effect (as defined below), (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, except for such liabilities or obligations that, individually or in the aggregate, would not have a Material Adverse Effect and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except for such losses that, individually or in the aggregate, would not have a Material Adverse Effect. As used herein, “Material Adverse Effect” means a material adverse effect on the earnings, business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole.

(f)
The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(g)
Each of the subsidiaries of the Company listed on Schedule 1 hereto (the “Named Subsidiaries”) has been duly organized, and is validly existing and in good standing under the laws of its respective jurisdictions of formation or organization, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Named Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (“Liens”), except as to Liens disclosed in the Prospectus. Each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) of the Company is a Named Subsidiary.

(h)
The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly au-

thorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or any of its significant subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company or any such significant subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(i)
The Shares to be issued and sold by the Company under this Agreement or under any Terms Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided under this Agreement or in any Terms Agreement, will be duly and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the shareholders of the Company do not have any preemptive or similar rights with respect to the Shares.

(j)
The Company has full right, power and authority to execute and deliver this Agreement and any Terms Agreement and perform its obligations hereunder or thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized), subject, in the case of the issuance and sale of the Shares, to the execution and delivery of a Transaction Notice by the persons specified in the resolutions of the pricing committee of the board of directors.

(k)	This Agreement has been, and any Terms Agreement will have been, duly authorized, executed and delivered by the Company.

(l)	This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(m)
Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(n)
The execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the issuance and sale of the Shares, the compliance by the Company with the terms hereof or of any Terms Agreement and the consummation of the transactions contemplated hereby or by any Terms Agreement will not (i) contravene, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) contravene or result in any violation of the provisions of the charter or bylaws of the Company or (iii) contravene or result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the issuance and sale of the Shares and compliance by the Company with the terms hereof or of any Terms Agreement and the consummation of the transactions contemplated hereby or by any Terms Agreement, except as have been made or obtained and except as may be required by and made with or obtained from state securities laws or regulations.

(o)
The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, including without limitation, the issuance and sale of the Shares, do not require any consent or approval of any shareholders or any other securityholders of the Company.

(p)
The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(q)
Except as set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each of the Company and its Named Subsidiaries holds, and is in compliance in all material respects with, all material permits, licenses, authorizations, exemptions, orders and approvals (“Permits”), necessary for the operation of their respective businesses, and there are no proceedings pending to which the Company or any of its Named Subsidiaries is a party or, to the knowledge of the Company, threatened by any governmental entity seeking to terminate, revoke or limit any such Permits, nor, to the knowledge of the Company, do grounds exist for any such action by any governmental entities.

(r)
Each of the Company and its subsidiaries (i) has not violated its charter, by-laws or any other applicable organizational documents, (ii) has not defaulted, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (iii) is in compliance, in the conduct of its business, with all applicable laws, ordinances, governmental rules, capital regulatory requirements, regulations or court decrees to which it or its property or assets may be subject, including, but not limited to, the laws, regulations and rules administered by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Federal Reserve, the Office of Thrift Supervision (the “OTS”), the Federal Deposit Insurance Corporation (the “FDIC”), any applicable state, federal or self regulatory organization and the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act and the Bank Secrecy Act, except, in the case of clause (ii) and (iii) for any default or violation that is accurately described in all material respects in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any default or violation that would not have a Material Adverse Effect.

(s)	Each of the Company and ETB Holdings, Inc. is duly registered with the OTS as a savings and loan holding company under the Home Owners Loan Act, as amended (“HOLA”); E*TRADE Bank continues to hold a valid charter to do business as a federal savings bank; E*TRADE Bank meets the qualified thrift lender test under Section 10(m) of HOLA; and the Company is a savings and loan holding company under Section 10 of HOLA, as amended; and the direct and indirect activities of the Company and its subsidiaries comply with restrictions on holding company activities provided in Section 10 of HOLA. E*TRADE Bank is well capitalized according to the capital standards set forth by the OTS. E*TRADE Bank and its deposits are insured by FDIC to the fullest extent permitted by law.

(t)
Each of E*TRADE Securities LLC, E*TRADE Clearing LLC and E*TRADE Capital Markets, LLC is duly registered as a broker-dealer with the Commission, and is registered as a broker-dealer with each state and is a member in good standing of each self-regulatory organization where its business so requires.

(u)
None of the Company and its Named Subsidiaries (or E*TRADE Asset Management, Inc., E*TRADE Capital Management, LLC, Kobren Insight Management, Inc., Howard Capital Management, Inc. and E*TRADE Financial Advisory Services, Inc. (together, the “Advisers”)) (i) is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any legal or governmental proceedings pending or threatened, including but not limited to, any investigation with respect to any cease-and-desist order, consent agreement, any commitment letter or similar undertaking to, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, other than proceedings accurately described in all material respects in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and proceedings that would not have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or that they may be subject to an investigation, audit or other examination which is likely to lead to the imposition of any civil monetary or other penalties that would have a Material Adverse Effect, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.  As used herein, the term “Regulatory Agency” means OTS, FDIC, the Federal Reserve Bank, and any other federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or the Commission, FINRA or any other applicable self regulatory organization, or any court, admin-

istrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(v)
The Company, E*TRADE Bank and each of the Company’s applicable subsidiaries have duly filed with the OTS and the FDIC, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations; provided that information as of a later date shall be deemed to modify information as of an earlier date; and the Company has previously delivered or made available to Sandler which has requested the same accurate and complete copies of all such reports.  Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor E*TRADE Bank is subject to, or expects to be subject to, any formal or informal enforcement or supervisory action by the OTS or the FDIC.  Neither the Company nor E*TRADE Bank has been required by the OTS or the FDIC to make material corrections or changes in its management, operations or policies or procedures, which to the knowledge of the Company or E*TRADE Bank, have not been substantially corrected or changed to the satisfaction of the regulators.

(w)
The Company has delivered or made available to Sandler, a true and complete copy of the Company’s and its subsidiaries’ currently effective Forms BD and ADV as filed with the Commission and all other similar forms required to be filed with governmental entities.  The information contained in such forms and reports was or will be, in the case of any forms and reports filed after the date of this Agreement, complete and accurate in all material respects as of the time of filing thereof.

(x)
Except for such as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries nor any of their respective officers, directors or employees has been the subject of any disciplinary proceedings or orders of any governmental entity arising under applicable laws or regulations which would be required to be disclosed on Forms BD or ADV except as disclosed thereon, and no such disciplinary proceeding or order is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, do grounds exist for any such material action by any governmental entity; and except as disclosed on such Form BD or ADV, neither the Company nor any of its subsidiaries nor any of their respective officers, directors or employees has been enjoined by the order, judgment or decree of any governmental entity from engaging in or continuing any conduct or practice in connection with any Company activity or in connection with the purchase or sale of any security.

(y)
Except as disclosed in the Regisration Statement, the Prospectus or any Permitted Free Writing Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or to a subsidiary of the Company, from making any other distribution on such subsidiary’s capital stock to the Company or to a subsidiary of the Company, from repaying to the Company or to a subsidiary of the Company any loans or advances to such subsidiary from the Company or a subsidiary of the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, other than prohibitions arising under applicable law.

(z)
There are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement and described in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.

(aa)
Deloitte & Touche LLP, who certified the financial statements and supporting schedules, if any, included or incorporated by reference in the Prospectus, is (i) an independent certified public accountant with respect to the Company and the subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and (ii) registered with the Public Company Accounting Oversight Board.

(bb)
Each of the Company and its subsidiaries has filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof (taking into account any extension of time to file granted or obtained on behalf of the Company or any of its subsidiaries) and has paid all taxes due thereon (except as contested in good faith and adequately reserved for in accordance with GAAP), and no tax deficiency has been determined, as a result of a final determination, adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have) a Material Adverse Effect.

(cc)
The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(dd)	No client of the Advisers, except for E*TRADE Funds, is currently registered as an investment company under the Investment Company Act of 1940.

(ee)
Each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(ff)
There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, and to the Company’s knowledge, have a Material Adverse Effect.

(gg)
No prohibited transaction (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries, excluding transactions effected pursuant to a statutory or administrative exemption, which would have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect; none of the Company, any subsidiary, or any entity that was at any time required to be treated as a single employer together with the Company under Section 414(b)(c)(m) or (o) of the Code or Section 4001(a)(14) of ERISA has at any time maintained, sponsored or contributed to, and none of the employee benefit plans of the Company or any subsidiary is, a single employer plan (within the meaning of Section 4001(a)(15) of ERISA), a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any subsidiary could incur liability under Section 4063 or 4064 of ERISA; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(hh)
The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ii)
The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as of December 31, 2008, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(jj)
The Company and each of its subsidiaries carry or are covered by insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the businesses which they are engaged or the Company believes in its reasonable judgment are adequate to protect the Company and its subsidiaries and their respective businesses.

(kk)
None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently included on the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by the OFAC or currently subject to any U.S. sanctions administered by the OFAC; and the Company shall not directly or indirectly use the proceeds of the offering of the Shares under this Agreement or under any Terms Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently included on the SDN List maintained by OFAC.

(ll)
Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm)
Other than as set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no material transactions, contracts, agreements or understandings that are required to be disclosed under Item 404 of Regulation S-K between any of the Company or any of its subsidiaries and (i) any director or executive officer of the Company or any of its subsidiaries, (ii) any nominee for elections as director of the Company or any of its subsidiaries, (iii) any 5% securityholder of the Company or any of its subsidiaries, or (iv) any member of the immediate family of the foregoing persons.

(nn)
The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as disclosed on Form BD, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)
There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp)
Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could reasonably be expected to give rise to a valid claim against the Company or any of its subsidiaries or Sandler for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(qq)
Other than pursuant to the Amended and Restated Registration Rights Agreement between the Company and Citadel Equity Fund Ltd. dated as of August 25, 2009, no person has the right to require the Company or any of its subsidiaries to regis-

ter any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(rr)
The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company.

(ss)
No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt)
Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, is not based on or derived from sources that are reliable and accurate in all material respects.

(uu)
The Company is a “well-known seasoned issuer” as defined under the Securities Act and at the times specified in the Securities Act in connection with the offering of the Shares.  The Company has paid or will pay the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act within the time period specified in such Rule.

(vv)
The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.  The outstanding shares of the Common Stock have been approved for listing and the Shares being sold hereunder have been approved for listing, subject only to official notice of issuance, on the Exchange.

(ww)
There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

(xx)	The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.

(yy)
There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Prospectus or any Permitted Free Writ-

ing Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Prospectus or Permitted Free Writing Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

Any certificate signed by any officer of the Company or any subsidiary delivered to Sandler or to counsel to Sandler pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to Sandler as to the matters covered thereby.

4.           Certain Covenants of the Company.  The Company hereby agrees with Sandler as follows:

(a)
For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document), (i) to furnish to Sandler a copy of each such proposed amendment or supplement within a reasonable period of time before filing any such amendment or supplement with the Commission, (ii) that the Company shall not use or file any such proposed amendment or supplement to which Sandler reasonably objects, unless the Company’s legal counsel has advised the Company that filing such document is required by law, and (iii) that the Company shall not use or file any Permitted Free Writing Prospectus to which Sandler reasonably objects, unless the Company’s legal counsel has advised the Company that the use or filing of such document is required by applicable law.

(b)
To prepare a Prospectus Supplement disclosing the number of Shares sold by the Company pursuant to this Agreement during the most recently completed quarter and the net proceeds to the Company with respect to such Shares and the commissions paid pursuant to this Agreement, on or before the deadline for the filing by the Company of Form 10-Q or Form 10-K, as applicable, for such period; to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Next-Generation EDGAR System or any successor system thereto) to Sandler via e-mail in “pdf” format on such filing date to an e-mail account designated by Sandler; and, at Sandler’s request, to furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)
To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise Sandler, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus, any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission, (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Securities Act, (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Securities Act, (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information, (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)
In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Securities Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)
To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as Sandler may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state.

(f)
To make available to Sandler at its offices in New York City, without charge, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to Sandler, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as Sandler may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule); and for so long as this Agreement is in effect, the Company shall prepare and file promptly such amendment or amend-

ments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Securities Act.

(g)
If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel to Sandler or counsel to the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Securities Act, in the case of such a determination by counsel to the Company, notice shall be given promptly, and confirmed in writing, to Sandler to cease the solicitation of offers to purchase the Shares in Sandler’s capacity as agent, and, in either case, the Company shall promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(h)
To generally make available to its security holders as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in a form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering the twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)	To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement or the Prospectus under the caption “Use of Proceeds”.

(j)
Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(k)
Except as otherwise agreed between the Company and Sandler, to pay all costs, expenses, fees and taxes in connection with (A) the preparation and filing of the Registration Statement (including registration fees pursuant to Rule 456(b)(1)(i) under the Securities Act), the Prospectus, any Permitted Free Writing Prospectus

and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to Sandler and to dealers (including costs of mailing and shipment), (B) the registration, issue and delivery of the Shares, (C) the preparation, printing and delivery to Sandler of this Agreement, the Shares, and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Shares and any cost associated with electronic delivery of any of the foregoing by Sandler to investors, (D) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to Sandler in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to Sandler, (E) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (F) any filing for review of the public offering of the Shares by FINRA, (G) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm (H) the cost of preparing the certificates for the Shares; (I) the costs and charges of any transfer agent or registrar or paying agent and (J) the performance of the Company’s other obligations hereunder; provided that Sandler shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares and fees and disbursements of its counsel other than as specifically provided above or elsewhere in this Agreement.

(l)
Not to distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and other materials permitted by the Securities Act or the rules and regulations promulgated thereunder.

(m)
To retain, pursuant to reasonable procedures developed in good faith, copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)	To use its commercially reasonable efforts to cause the Shares to be listed on the Exchange.

5.           Execution of Agreement.  Sandler’s obligation to execute and deliver this Agreement shall be subject to the satisfaction of the following conditions in connection with, and on the date of the execution of, this Agreement:

(a)	the Company shall have delivered to Sandler:

(i)           an officer’s certificate signed by one of the Company’s executive officers, dated the date of this Agreement, certifying as to the matters set forth in Exhibit C hereto;

(ii)           an opinion and negative assurance letter of Davis Polk & Wardwell LLP, special counsel to the Company, addressed to Sandler and dated the date of this Agreement, in the form of Exhibit D hereto;

(iii)           an opinion of internal counsel of the Company, addressed to Sandler and dated the date of this Agreement, in the form of Exhibit E hereto

(iv)           a “comfort” letter of Deloitte & Touche LLP, addressed to Sandler and dated the date of this Agreement, addressing such matters as Sandler may reasonably request;

(v)           a certificate signed by the Company’s corporate secretary, annexing, among other documents, the resolutions duly adopted by the Company’s board of directors authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vi)           such other documents as Sandler shall reasonably request; and

(b)
Sandler shall have received an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel to Sandler, addressed to Sandler and dated the date of this Agreement, addressing such matters as Sandler may reasonably request.

All opinions, letters and other documents referred to in Sections 5(a) and 5(b) above shall be satisfactory in form and substance to Sandler.

6.           Additional Covenants of the Company.  The Company further covenants and agrees with Sandler as follows:

(a)
Each acceptance of a Transaction Notice by the Company and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to Sandler pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice or Terms Agreement, as the case may be).

(b)
Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document, but excluding any prospectus supplement filed pursuant to Section 4(b) hereof), (ii) there is a Principal Settlement Date pursuant to a Terms

Agreement or (iii) otherwise as Sandler shall reasonably request provided that Sandler shall not make such a request during periods that the Company is not proposing an Agency Transaction (each date referred to in clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless Sandler agrees otherwise, furnish or cause to be furnished to Sandler a certificate, dated and delivered the applicable Bring-Down Delivery Date, of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to Sandler are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the Company shall not be required to furnish such a certificate to Sandler in connection with the filing of a Current Report on Form 8-K unless (A) such Current Report on Form 8-K is filed on any date that is a Purchase Date or a prospectus relating to the Shares is required to be delivered under the Securities Act and (B) Sandler has reasonably requested such a certificate based upon the event or events reported in such Current Report on Form 8-K.

(c)
Each Bring-Down Delivery Date, the Company shall, unless Sandler agrees otherwise, cause to be furnished to Sandler the written negative assurance letter of Davis Polk & Wardwell LLP, special counsel to the Company, dated and delivered the applicable Bring-Down Delivery Date, of the same tenor (it being understood that such letter shall be updated so that references to the date of this Agreement shall be changed to such Bring-Down Delivery Date) as the letter referred to in Section 5(a)(ii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letter, or, in lieu of such letter, such counsel shall furnish Sandler with a letter substantially to the effect that Sandler may rely on the letter referred to in Section 5(a)(ii) hereof, furnished to Sandler, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance); provided, however, that the Company shall not be required to cause such counsel to furnish such a letter to Sandler in connection with the filing of a Current Report on Form 8-K unless (A) such Current Report on Form 8-K is filed on any date that is a Purchase Date or a prospectus relating to the Shares is required to be delivered under the Securities Act and (B) Sandler has reasonably requested such a certificate based upon the event or events reported in such Current Report on Form 8-K.

(d)	Each Bring-Down Delivery Date, the Company shall, unless Sandler agrees otherwise, cause Deloitte & Touche LLP to furnish to Sandler a “comfort” letter,

dated and delivered the applicable Bring-Down Delivery Date, of the same tenor (it being understood that such letter shall be updated so that references to the date of this Agreement shall be changed to such Bring-Down Delivery Date) as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter; provided, however, that the Company shall not be required to cause Deloitte & Touche LLP to furnish such a letter to Sandler in connection with the filing of a Current Report on Form 8-K unless (A) such Current Report on Form 8-K is filed on any date that is a Purchase Date or a prospectus relating to the Shares is required to be delivered under the Securities Act and (B) Sandler has reasonably requested such a certificate based upon the event or events reported in such Current Report on Form 8-K.

(e)
Upon the release of financial metrics of the Company in a Current Report on Form 8-K that are not covered by a “comfort” letter provided pursuant to Section 6(d), the Company shall, unless Sandler agrees otherwise, cause the Company’s chief financial officer to furnish to Sandler a certificate, dated and delivered the applicable date of such release, in the form of Exhibit F or other form reasonably agreed by the Company and Sandler.

(f)
The Company shall promptly cooperate with any reasonable due diligence review requested by Sandler or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of Deloitte & Touche LLP for an update on diligence matters with representatives of Sandler and (ii) at each Bring-Down Delivery Date or otherwise as Sandler may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Deloitte & Touche LLP for one or more due diligence sessions with representatives of Sandler and its counsel.

(g)
The Company shall disclose, in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or in prospectus supplements, the number of the Shares sold through Sandler under this Agreement and any Terms Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(h)	The Company shall consent to Sandler trading in the Common Stock for Sandler’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(i)
Not to exchange, offer to exchange, or otherwise agree to exchange any of the Company’s or any of its subsidiaries’ outstanding debt securities for any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, in each case without giving Sandler at least one business day’s prior written notice (or such shorter period as Sandler may agree in its discretion) specifying the nature of the proposed exchange and the date of such proposed exchange. In the event that notice of a proposed exchange is provided by the Company pursuant to this Section 6(i), Sandler may suspend activity under this program for such period of time as may be deemed appropriate by Sandler.

All opinions, letters and other documents referred to in Sections 6(b) through (e), inclusive, above shall be satisfactory in form and substance to Sandler.

7.           Conditions of Sandler’s Obligation.  Sandler’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Notice that has been accepted by the Company and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)
At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agent Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)           The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)           The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)           In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)           From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not disclosed in any Permitted Free Writing Prospectus, the Prospectus or any Incorporated Document prior to the commencement of trading on the applicable trading date for such Shares and the effect of which in the reasonable judgment of Sandler makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement or any Terms Agree-

ment, as the case may be, any Permitted Free Writing Prospectus and the Prospectus.

(v)           Subsequent to the Time of Acceptance or the time of execution and delivery of the Terms Agreement by the Company, as the case may be, (A) no downgrading shall have occurred in the rating accorded any debt securities of or guaranteed by the Company or any of its subsidiaries by Moody’s Investors Service, Inc. or Standard & Poor’s (a division of the McGraw Hill Companies, Inc.) and (B) neither organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(vi)           The Shares to be issued pursuant to the Transaction Notice or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)           (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)                      (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); (C) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of Sandler; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect.

(ix)           No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which Sandler shall have reasonably objected in writing.

(x)           All filings with the Commission required by Rule 424 under the Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(xi)           The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(b)
At every Bring-Down Delivery Date, Sandler shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (e), inclusive.

8.           Termination.

(a)
(i) The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to Sandler.   Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of Sandler, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4(k), 9, 12, 13, 14 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii) In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of Sandler.

(b)
(i) Sandler may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company.  Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4(k), 9, 12, 13, 14 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii) In the case of any purchase by Sandler pursuant to a Terms Agreement, the obligations of Sandler pursuant to such Terms Agreement shall be subject to termination at any time prior or at to the Principal Settlement Date, if, (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of the Exchange, the New York Stock Exchange or the American Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in Sandler’s judgment, is material and adverse or (v) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares and (B) in the case of any of the events specified in clauses (A)(i) through (v), such event singly or together with any other such event specified in clauses (A)(i) through (v) makes it, in Sandler’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. If Sandler elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)	This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties.

(d)
Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by Sandler or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.           Indemnity and Contribution.

(a)
The Company agrees to indemnify and hold harmless Sandler, its affiliates, partners, directors and officers and each person, if any, who controls Sandler within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to Sandler furnished to the Company in writing by or on behalf of Sandler expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)).

(b)
Sandler agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Sec-

tion 20 of the Exchange Act to the same extent as the indemnity set forth in Section 9(a), but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to Sandler furnished to the Company in writing by or on behalf of Sandler expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus; it being understood that such information shall consist solely of the following: the third sentence of the first paragraph, the third sentence of the second paragraph and the fourth paragraph under the heading “Plan of distribution” in the Prospectus Supplement.

(c)
If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Sections 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for Sandler, its affiliates, directors and officers and any control persons of Sandler shall be designated in writing by Sandler and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)
If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Sandler, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and Sandler, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and Sandler, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by Sandler in connection therewith bear to the aggregate Gross Sales Price.  The relative fault of the Company, on the one hand, and Sandler, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Sandler, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)
The Company and Sandler agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above.  The amount paid or payable by an Indem-

nified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall Sandler be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by Sandler with respect to the offering of the Shares exceeds the amount of any damages that Sandler has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.           Notices.  All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, to the applicable party at the addresses indicated below and:

(a)	if to Sandler O’Neill & Partners, L.P.:

Sandler O'Neill & Partners, L.P.
919 Third Avenue
6th Floor
New York, NY 10022
Attention:  Syndicate Department
Facsimile number (212) 466-7991

Syndicate Department
Facsimile number (212) 466-7991

Bob Kleinert
Facsimile number: (212) 466-7888
e-mail bkleinert@sandleroneill.com

And

Steve McAuley
Facsimile number: (212) 466-7991
e-mail smcauley@sandleroneill.com

with a copy to:

Sandler O'Neill & Partners, L.P.
919 Third Avenue

6th Floor
New York, NY 10022
Attention:  Chris Hooper, General Counsel

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Telecopy No.:  (212) -269-5420
Confirmation No.:  (212) 701-3000
Attention:  Daniel J. Zubkoff, Esq. and Darren Silver, Esq.

(b)	if to the Company:

E*TRADE Financial Corporation
135 East 57th Street
New York, New York 10022
Attention: General Counsel and Chief Financial Officer
Facsimile No.:  (571) 227-7576 and (571) 227-7598

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, California 94025
Facsimile No.: (650) 752-2111, (650) 752-3611 and (650) 752-3622
Confirmation No.:  (650) 752-2022 and (650) 752-2011
Attention: Bruce K. Dallas, Esq. and Sarah K. Solum, Esq.

Notwithstanding the foregoing, Transaction Notices shall be delivered to the Company via facsimile and e-mail in “.pdf” format to Bruce Nolop at bruce.nolop@etrade.com, (571) 227-7598, with a copy to Todd MacKay at tmackay@etrade.com, (703) 236-7340, and receipt confirmed by telephone at (646) 521-4333 and (703) 236-8127, and an acceptance of a Transaction Notice shall be delivered to Sandler via facsimile or e-mail to Bob Kleinert bkleinert@sandleroneill.com (212) 466-7888 or Steve McAuley smcauley@sandleroneill.com (212) 466-7991.

11.           No Fiduciary Relationship.  The Company acknowledges and agrees that (i) you have been retained solely to provide the services set forth herein, and in rendering such services you are acting, in your capacity as Sandler, solely in the capacity of an arm’s length contractual counterparty to the Company and not as a financial advisor or fiduciary to, or agent of, the Company or any of its affiliates; (ii) you may perform the services contemplated hereby in conjunction with your affiliates, and any of your affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms of this Agreement; (iii) you are a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services, and in the ordinary course of business, you and your affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for your own respective accounts or the accounts of customers, in debt or equity securities of the Company or its affiliates; and (iv) you are not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction, and the Company must consult with its own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and you shall have no responsibility or liability to the Company with respect thereto.  Any review of the Company, any of its affiliates, any of the transactions contemplated hereby or any other matters relating to such transactions that is performed by Sandler or any of its affiliates will be performed solely for the benefit of Sandler, its affiliates and its agents and shall not be on behalf of, or for the benefit of, the Company, any of its affiliates or any other person.

12.           Governing Law; Construction.

(a)
This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)	The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

13.           Submission to Jurisdiction, etc.  Except as set forth below, no Claim may be commenced, prosecuted or continued by the Company in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company irrevocably waives the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding.  Each of Sandler and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding, claim or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement or any Terms Agreement or the performance of services hereunder.  The Company agrees that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14.           Parties in Interest.  The agreements set forth herein and in any Terms Agreement have been and are made solely for the benefit of Sandler and the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from Sandler) shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.

15.           Counterparts.  This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

16.           Successors and Assigns.  This Agreement shall be binding upon Sandler, the Company, any other Indemnified Person and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and Sandler’s respective businesses and/or assets.

17.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and Sandler contained in this Agreement or made by or on behalf of the Company or Sandler pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or Sandler.

18.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the terms “affiliate” and “significant subsidiary” have the meanings ascribed thereto in Rule 405 under the Securities Act and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

19.           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20.           Affiliates.  Sandler and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of the Common Stock or other securities of the Company, at the same time that Sandler is acting as agent pursuant to this Agreement; provided that Sandler acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by Sandler and its affiliates to enter into any such transactions.

If the foregoing correctly sets forth the understanding among the Company and Sandler, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and Sandler.

Very truly yours,

E*TRADE FINANCIAL CORPORATION

By:	/s/ Bruce Nolop
Name: Bruce Nolop
Title: Chief Financial Officer

Accepted as of the
date first above written:

SANDLER O’NEILL & PARTNERS, L.P.

By: Sandler O’Neill & Partners Corp.
the sole general partner

By:	/s/ Brian R. Sterling
Name: Brian R. Sterling
Title: Officer of the Corporation